EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES

                                                                        Date of                              Current
                                                        Site of         Acquisition/                    Principal Business
100% OWNED SUBSIDIARIES                              Incorporation      Formation                            Activity
------------------------------------------------ ---------------------- ------------------- ---------------------------------------
Arlington Hospitality Corp.                            Virginia                1997                        Hotel Owner
Auburn Hills Hotel Corporation                         Maryland                1994                        Hotel Owner
Auburn Hills Land Corp.                                Maryland                1997                         Land Owner
Avenel Executive Park Phase II, LLC                    Maryland                1987                    Real Estate Investor
Avenel IV Inc.                                         Maryland                2000                          Inactive
Boca Raton East Hospitality Corp.                       Florida                1998                        Hotel Owner
Boca Raton West Hospitality Corp.                       Florida                1998                        Hotel Owner
Cascades Hospitality Corporation                       Virginia                1999                        Hotel Owner
Chain Bridge Hospitality Corp.                         Virginia                1999                        Hotel Owner
Circle 75 East Hospitality Corp.                        Georgia                2000                          Inactive
Circle 75 Hospitality Corp.                             Georgia                1999                          Inactive
Commerce Center Development Corp.                       Florida                1980                     Office Bldg Owner
Crystal City Hospitality Corp.                         Virginia                1989                        Hotel Owner
Dallas San Simeon Incorporated                           Texas                 1993                          Inactive
Dearborn Corporation                                   Delaware                1992                         Land Owner
Dulles Airport Hotel Corporation                       Virginia                1986                          Inactive
Dulles Hospitality Corp.                               Virginia                1997                        Hotel Owner
Dulles North Four, Corp.                               Virginia                1999                     Office Bldg Owner
Dulles North Five, Corp.                               Virginia                1999                     Office Bldg Owner
Dulles North Six, Corp.                                Virginia                2000                     Office Bldg Owner
Dulles North Eight, Corp.                              Virginia                2000                          Inactive
Dulles North Nine, Corp.                               Virginia                2000                          Inactive
Dulles North Office Park II Corporation                Virginia                1998                      Office Bldg Owner
Flagship Centre Corporation                            Maryland                1985                         Land Owner
Ft. Lauderdale Hotel Corp.                              Florida                1998                        Hotel Owner
Gaithersburg Hospitality Corp.                         Maryland                1998                        Hotel Owner
Herndon Hotel Corporation                              Virginia                1996                        Hotel Owner
LT One Corp.                                           Virginia                1999                     Office Bldg Owner
LT Two Corp.                                           Virginia                1999                     Office Bldg Owner
Metairie Office Tower, Inc. (a)                        Louisiana               1995                     Office Bldg Owner
MHC Airport Inn, Inc. (b)                              New York             1980/1976                     Hotel Operator
MHC Corporation                                        Maryland             1980/1974                     Hotel Operator
NVA Development Corporation                            Virginia                1979                     Office Bldg Owner
Peachtree/Northeast Corp.                               Georgia                1979                         Land Owner
Pueblo Hotel Corp.                                     Colorado                1985                        Hotel Owner
Rochester Airport Hotel Corporation                    New York                1986                          Inactive
Scope Hospitality Corp.                                Virginia                1989                          Inactive
Sharonville Hotel Corporation                            Ohio                  1986                        Hotel Owner
Sterling Hotel Corp.                                   Virginia                1997                        Hotel Owner
Sterling North Hospitality Corp.                       Virginia                1999                          Inactive
Sterling South Hospitality Corp.                       Virginia                1999                          Inactive
Sweitzer Lane Corp.                                    Maryland                2000                          Inactive
Tysons Corner Hospitality Corp.                        Virginia                1989                          Inactive
Tysons Park, Inc.                                      Virginia                1999                     Office Bldg Owner
Tysons Park II, Inc.                                   Virginia                2000                          Inactive
Wheeler Road, Inc.                                     Maryland                1992                          Inactive
900 Corporation                                         Georgia                1981                     Office Bldg Owner
1000 Corporation                                        Georgia                2000                     Office Bldg Owner
1100 Corporation                                        Georgia                1979                     Office Bldg Owner
1113 Corporation                                        Florida                1984                          Inactive

(a)  Subsidiary of Dearborn Corporation
(b)  Subsidiary off MHC Corporation

EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)

                                                                      CURRENT
                                                       DATE OF       PRINCIPAL
                                         SITE OF    ACQUISITION/     BUSINESS
NAME                             NOTE INCORPORATION   FORMATION      ACTIVITY
-------------------------------- ---- ------------- -----------      --------

ASB Capital Management, Inc.      (A)   Maryland         2000       Investment
                                                                      Adviser

Ashburn Village Development       (C)   Maryland         1991       Real Estate
Corporation                                                         Owned (REO)

Bailey's Corporation              (C)   Maryland         1993        Inactive
(sold property 11/95)

Balmoral Golf Corporation         (D)   Maryland         1992        Inactive

Bondy Way Development             (C)   Maryland         1990           REO
Corporation

Brambleton Land Corporation       (C)   Maryland         1977        Inactive
(sold property 3/99)

Brooke Manor Land Corporation     (C)   Maryland         1990        Inactive
(sold property 8/96)

B.F. Saul Mortgage Company        (B)   Maryland         1984       Residential
                                                                       Loan
                                                                    Origination

CCRE, Inc.                        (E)   Maryland         1984        Inactive

Cherrytree Corporation            (C)   Maryland         1993        Inactive
(sold property 11/97)

Chevy Chase Asset Management      (B)   Virginia         2000         Holding
Corporation                                                           Company

Chevy Chase Financial             (B)   Virginia         1996         Holding
Services Corporation                                                  Company

Chevy Chase Insurance Agency,     (F)   Maryland      1985/1971      Insurance
Inc. ("CCIA")                                                         Agency

Chevy Chase Mortgage Company      (G)   Maryland         1972        Inactive

Chevy Chase Mortgage Company      (B)   Virginia         1996        Inactive
of Virginia

Chevy Chase Preferred Capital     (B)   Maryland         1996       Real Estate
Corporation                                                         Investment
                                                                       Trust

Chevy Chase Real Estate           (B)   Virginia         1996         Holding
Corporation                                                           Company

Chevy Chase Securities, Inc.      (F)   Maryland         1984       Securities
("CCS")

Chevy Chase Trust Company         (B)   Maryland         2000        Fiduciary
                                                                     Services

CFC-Consumer Finance Corporation  (B)   Virginia         1994      Consumer Loan
                                                                    Origination

Duvall Village Corporation        (C)   Maryland         1992        Inactive
(sold property 12/97)

First Balmoral Corporation        (C)   Maryland         1991           REO

Great Seneca Development          (C)   Maryland         1991           REO
Corporation

Hamlets at Brambleton, Inc.       (I)   Virginia         1997           REO

Inglewood Corporation             (C)   Maryland         1990        Inactive
(sold property 11/95)

Manor Holding Corporation         (B)   Virginia         1996         Holding
                                                                     Company

Manor Investment Company          (H)   Maryland         1971       Real Estate
                                                                   Ownership/
                                                                   Development

Marbury I Corporation             (C)   Maryland         1991        Inactive
(sold property 1/00)

Marbury II Corporation            (C)   Maryland         1991        Inactive
(sold property 9/99)

NML Corporation                   (C)   Maryland         1992           REO

North Ode Street Development      (E)   Maryland         1981       Real Estate
Corporation                                                         Finance/
                                                                   Development

Oak Den, Inc. (sold remaining     (C)   Maryland         1991        Inactive
lots 10/94)

Old Chapel Corporation            (C)   Maryland         1992           REO

Presley Corporation               (C)   Maryland         1993        Inactive
(sold property 5/94)

Primrose Development              (C)   Maryland         1990           REO
Corporation

Ridgeview Centre Corporation      (C)   Maryland         1992        Inactive
(sold property 3/99)


Ronam Corporation                 (C)   Maryland         1986       Real Estate
                                                                    Finance/
                                                                   Development

Sully Park Corporation            (C)   Maryland         1990        Inactive
(sold property 6/96)

Sully Station Corporation         (C)   Maryland         1990       Inactive
(sold property 9/97)

Sycolin-Leesburg Corporation      (C)   Maryland         1992           REO

Terminal Drive Properties         (C)   Maryland         1991           REO
Corporation
------------------

(A)      Subsidiary of Chevy Chase Asset Management Corporation
(B)      Subsidiary of Chevy Chase Bank, F.S.B.
(C)      Subsidiary of Chevy Chase Real Estate Corporation
(D)      Subsidiary of First Balmoral Corporation
(E)      Subsidiary of Manor Investment Company
(F)      Subsidiary of Chevy Chase Financial Services Corporation
(G)      Subsidiary of Chevy Chase Mortgage Company of Virginia
(H)      Subsidiary of Manor Holding Corporation
(I)      Subsidiary of Brambleton Land Corporation